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                                                                     EXHIBIT 8.1

                                                 August 7, 1996




The St. Paul Companies, Inc.,
    385 Washington Street,
    St. Paul, Minnesota 55102.

Dear Sirs:

         We have acted as your special tax counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $275,000,000 in Medium-Term Notes, Series C of The St. Paul Companies, Inc. (the "Company"). We hereby confirm to you our opinion is as set forth under the caption "United States Taxation" in the prospectus supplement, dated August 7, 1996 (the "Prospectus Supplement"), to the Prospectus, dated August 6, 1996, included in the related Registration Statement on Form S-3 (File No. 333-06456) filed by the Company with the Securities and Exchange Commission (the "Registration Statement").

         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us in the Prospectus Supplement under the caption "United States Taxation." In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                                 Very truly yours,



                                                 SULLIVAN & CROMWELL